Exhibit 32

Certification of Chief Executive Officer and Principal Financial of

FIRST CITIZENS FINANCIAL CORPORATION

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Executive Officer and Principal Financial Officer of First Citizens Financial Corporation, hereby certifies that:

  First Citizens Financial Corporation's Quarterly Report on Form 10-QSB for the period ended September 30, 2006, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Citizens Financial Corporation.

/S/ Charles M. Buckner
Charles M. Buckner
President and Chief Executive Officer
and Principal Financial Officer
November 30, 2006